UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 8.01Other Events

Safehold Inc. ("we", "our" and "SAFE") has a policy and process pursuant to which we intend to periodically determine an estimate of the unrealized capital appreciation ("UCA") in the real properties that we have the right to acquire pursuant to the residual provisions in our ground lease investments, or Ground Leases. The UCA is the aggregate "Combined Property Value" associated with our portfolio of Ground Leases in excess of the aggregate cost basis of our Ground Lease portfolio. The "Combined Property Value" means the combined value of the land, buildings and improvements relating to the commercial properties subject to our Ground Leases, as if our Ground Leases did not exist.

We announced today that, as of December 31, 2021, the estimated UCA in our owned residual portfolio is $8,061 million in the aggregate.

The following is a summary of our policy and the process we currently follow with respect to our determination of the estimated UCA in our owned residual portfolio.

What is the Owned Residual Portfolio?

Our Ground Leases typically contain residual rights providing that following the expiration or earlier termination of the lease (e.g. due to an uncured tenant default), we have the right to own the combined property associated with the lease because we regain possession of the land and receive title to the buildings and other improvements thereon for no additional consideration. We track the unrealized appreciation in the value of the residual portfolio over our basis in the Ground Leases because we believe it provides relevant information with regard to the three key investment characteristics of our Ground Leases: (1) the safety of our position in a tenant’s capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in the Combined Property Value of the portfolio that reverts to us pursuant to such residual rights.

We generally target Ground Lease investments in which the initial cost of the Ground Lease represents 30% to 45% of the Combined Property Value. If the initial cost of a Ground Lease is equal to 35% of the Combined Property Value, the balance of 65% of the Combined Property Value represents potential value accretion to us upon the reversion of the property at lease expiration or upon an earlier uncured tenant default, assuming no intervening decline in the Combined Property Value. We believe that, similar to a loan to value metric, tracking changes in the value of the residual portfolio is useful as an indicator of the quality of our cash flows and the safety of our position in a tenant’s capital structure, which, in turn, supports our objective to pay and grow dividends over time. Observing changes in the residual portfolio value also helps us monitor changes in the value of the real estate portfolio that reverts to us under the residual provisions of the leases. The value may be realized by us at the relevant time by entering into a new lease on then current market terms, selling the combined property or operating the property directly and leasing the spaces to tenants at prevailing market rates. In our view, there is a strong correlation between inflation and commercial real estate values over time, which supports our belief that the value of our reversionary interest should increase over time as inflation increases.

Process for Determining the Unrealized Capital Appreciation in Our Owned Residual Portfolio

Independent Valuations of Combined Property Values

Pursuant to our valuation policy, we have engaged an independent valuation firm, CBRE, Inc., or CBRE, to prepare (a) initial reports of the Combined Property Value associated with each Ground Lease in our portfolio and (b) periodic updates of such reports, which we use, in part, to determine a current estimate of the UCA in our owned residual portfolio. CBRE has extensive experience in conducting appraisals and valuations on real properties and each of the valuation reports was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or MAI, designation. Each valuation report is prepared utilizing recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practices.

Certain Ground Leases may be included in our estimate of UCA for which independent valuation reports have not yet been furnished. For a newly-acquired Ground Lease, until CBRE’s initial report relating to such Ground Lease property has been furnished, such property is included in the Combined Property Value based on management’s internal valuation estimate. For a newly-acquired Ground Lease where new construction or major renovation is anticipated, until CBRE’s initial report relating to such Ground Lease property has been furnished, the property associated with such Ground Lease is included in the Combined Property Value based on management’s internal estimate of the total cost of construction of the buildings and improvements relating to such property or management’s internal estimate of value of the buildings and improvements relating to such property if the cost is not available. In addition, for a Ground Lease transaction in which we have made a commitment to purchase the Ground Lease in the future upon completion of construction, the property associated with such Ground Lease forward commitment is included in the Combined Property Value based on management’s internal estimate of the total cost of acquisition, development and construction of the land, buildings and improvements relating to such property.

Summary of Methodology

For a Ground Lease in our portfolio, CBRE’s report estimates the Combined Property Value associated with the Ground Lease by determining a hypothetical value of the as-improved subject property as of the date of the report. A "hypothetical value" for this purpose is defined as a value based upon conditions known to be contrary to actual conditions in place, which in this instance is based on an assumed ownership structure different from the actual ownership structure. At our request, CBRE’s analysis does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at stabilized levels, where applicable, as of the valuation date. CBRE has been asked to present a value that assumes the ground and the improvements are owned by the same entity and there is no Ground Lease in place, thereby presenting a hypothetical fee simple value, rather than the leased fee value reflecting actual conditions in place. Furthermore, the hypothetical value incorporates the additional assumption that the entire property is leased at market rent, where applicable, without consideration of any costs to achieve stabilization through lease up and associated costs. Market rent can be higher or lower than current contract rent in place. The market value of each property may vary considerably from the hypothetical value presented in CBRE’s report.

In determining the Combined Property Value of each property, CBRE primarily uses methodologies that are commonly used in the commercial real estate industry. CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. See “Limitations and Qualifications” discussion below.

As with any valuation methodology, the determination of the estimated Combined Property Values involves a number of assumptions, estimates and judgments that may not be accurate or complete. The table below summarizes the ranges of key assumptions that were used by CBRE in its valuations, as applicable:

Property Type		Rate

Hospitality	Stabilized Occupancy	72% - 88%
	Going-In Capitalization Rate	6.25% - 8.75%
	Discount Rate	9.00% - 11.25%
	Terminal Capitalization Rate	6.75% - 9.25%

Office	Stabilized Occupancy	88% - 100%
	Overall Capitalization Rate	4.50% - 9.00%

Multi-Family	Stabilized Occupancy	90% - 98.10%
	Overall Capitalization Rate	3.50% - 6.25%

Other	Stabilized Occupancy	85% - 97%
	Overall Capitalization Rate	5.25% - 7.00%

While we believe that the assumptions used in determining the Combined Property Values are reasonable, changes in these assumptions would impact the determinations of such values.

CBRE reports do not specifically value the securities of SAFE and their work was not intended to do so, nor should any conclusions be drawn from their work regarding the value of the securities.

Valuation Updates

We currently intend that the Combined Property Value associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. The Combined Property Value associated with a Ground Lease may be valued more frequently if significant events warrant. CBRE will prepare an initial report of the Combined Property Value associated with a newly-acquired Ground Lease in the quarter following our acquisition, and, for a Ground Lease for which new construction or major renovation is undertaken, CBRE will prepare an initial report of the Combined Property Value associated with such Ground Lease following completion of construction or renovation, as applicable.

Valuation of Ground Leases

For purposes of determining a current estimate of the UCA in our owned residual portfolio, our portfolio of Ground Leases is valued based on the aggregate cost basis of our Ground Leases. As noted above, the estimated UCA is the aggregate Combined Property Value associated with our Ground Leases in excess of the aggregate cost basis of our Ground Leases.

The table below shows the current estimated UCA in our owned residual portfolio as of December 31, 2021 ($ in millions):

December 31, 2021
Combined Property Value(1)	$12,725
Ground Lease Cost(1)(2)	4,664
Unrealized Capital Appreciation in Our Owned Residual Portfolio(2)	8,061

(1)	Combined Property Value includes our applicable percentage interests in our unconsolidated ventures and $818.3 million related to transactions with remaining unfunded commitments as of December 31, 2021. Ground Lease Cost includes our applicable percentage interests in our unconsolidated ventures and $165.5 million of unfunded commitments as of December 31, 2021.
(2)	See the discussion below of certain limitations and qualifications on the calculation of estimated UCA arising from certain tenant rights and other terms of the leases.

Limitations and Qualifications

The calculation of the estimated UCA in our owned residual portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our owned residual portfolio is not subject to U.S. GAAP and will not be subject to independent audit. No rule or regulation requires that we calculate such measure in a certain way or at all, and our board of directors may adopt changes to the valuation methodology. As discussed further in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2021, we conduct rolling property valuations; therefore, our estimated UCA and Combined Property Value may not reflect the full impact of the COVID-19 pandemic and may decline materially in the future.

There can be no assurance that we will realize any incremental value from the UCA in our owned residual portfolio or that the market price of our common stock will reflect any value attributable thereto. Additionally, even if we estimate that such UCA exists initially, we will generally not be able to realize value from it through a near term transaction, as the property is leased to a tenant pursuant to a long-term lease. While the value of commercial real estate as a broad class has generally increased over extended periods of time and is believed by some to exhibit a positive correlation with rates of inflation, the value of a particular commercial real estate asset is primarily a function of its location, overall quality and the terms of relevant leases. Since our Ground Leases are typically long-term (base terms ranging from 30 to 99 years), it is possible that such UCA will increase in value, but over long periods of time. However, the Combined Property Value of a particular property at the end of a Ground Lease will be highly dependent on its unique attributes and there can be no assurance that it will exceed the amount of our initial investment in the Ground Lease. To the extent we choose to operate a property directly after the expiration or other termination of a Ground Lease, we will be subject to additional risks associated with leasing commercial real estate, including responsibility for property operating costs, such as taxes, insurance and maintenance, that previously were paid for by our tenant pursuant the Ground Lease.

Our ability to recognize some or all of the value associated with the estimated UCA in our owned residual portfolio may be limited by the rights of our tenants under some of our Ground Leases, including the following:

●	the tenant under one of our Ground Leases has the right to level the building up to five years before the lease term expires;
●	the tenant under a master lease for five hotel properties and tenants under certain of our Ground Leases have rights to purchase our hotel properties or land, as the case may be, in certain circumstances;
●	the tenant under one of our Ground Leases has the right to purchase our land at lease expiration, although we have the right to terminate the tenant’s purchase option for a fee if the tenant sells the leasehold interest at any point prior to the expiration of the Ground Lease. For purposes of estimating our current UCA in our owned residual portfolio, we have assumed that the tenant sells the leasehold interest in 2022 and we pay a fee of $0.3 million to terminate the purchase option. Therefore, we have included $43.0 million of Combined Property Value related to this property and $0.3 million related to terminating the purchase option in Ground Lease Cost;
●	the tenants under many of our Ground Leases have certain preemptive rights should we decide to sell the properties; and
●	a majority of the land underlying one of our properties is owned by a third party and ground leased to us pursuant to a lease that expires in 2044, at which time our Ground Lease and right to sublease the property would terminate and, to the extent not previously realized, we would not recognize any remaining UCA associated with that property.

We include the UCA associated with each property included above in the estimated UCA of our overall owned residual portfolio, except for the property with the land that is ground leased to us. In addition, we have reduced the UCA for one property, where we acquired a Ground Lease, by the difference between our estimated Combined Property Value and the estimated amount that our tenant can pay to acquire our land. For more detail on these matters, please see "Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is expressly incorporated herein by reference, as the same may be updated in our subsequent reports filed with the SEC. In particular, please see: “Risk Factors -Our estimated UCA, Combined Property Value and Ground Rent Coverage may not reflect the full potential impact of the COVID-19 pandemic and may decline materially in future periods, -Certain tenant rights under our Ground Leases may limit the value and the UCA we are able to realize upon lease expiration, sale of our land and Ground Leases or other events, -We rely on Property NOI as reported to us by our tenants, -Our estimates of Combined Property Value are based on various assumptions and information supplied to us by our tenants, and accordingly may not be indicative of actual values, and –There can be no assurance that we will realize any incremental value from the UCA in our owned residual portfolio or that the market price of our common stock will reflect any value attributable thereto." Our Annual Report on Form 10-K and subsequent reports may be found on the SEC’s website at www.sec.gov.

We formed a subsidiary called Caret Ventures LLC that is structured to track and capture UCA to the extent UCA is realized upon expiration of our Ground Leases, sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of Caret units, some of which remains subject to time-based vesting. See our 2021 proxy statement for additional information on the long-term incentive plan.

We announced today that we sold 108,571 Caret units and received a binding commitment for the purchase of 28,571 Caret units for $24.0 million. Those 137,142 Caret units equal 1.37% of the authorized Caret units in Caret Ventures LLC, implying a total Caret unit valuation of $1.75 billion. As part of the sale, we are obligated to seek to provide a public market listing for the Caret units, or securities into which they may be exchanged, within two years at a value in excess of the new investors basis. If we are unable to provide public market liquidity within the two years, the investors have the right to cause us to redeem their Caret units at their original purchase price. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit 99.1	Consent of Independent Valuation Firm
Exhibit 99.2	Press Release
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	February 15, 2022	By:	/s/ BRETT ASNAS
Brett Asnas Chief Financial Officer